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    PRICING SUPPLEMENT NO. 73                TO PROSPECTUS DATED November 3, 1994
    CUSIP #44922LZ41                                RULE NO. 424 (b) (2)
                                                     REGISTRATION NO. 33-56207
                        (AS SUPPLEMENTED November 17, 1994)


                             IBM CREDIT CORPORATION


                                MEDIUM-TERM NOTE



               (DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE)



                                (FIXED RATE NOTE)


    Principal Amount: $100,000,000.00                                 Designation      : N9601005

    Issue Price (as a % of Principal Amount): 100.000%                Orig. Issue Date : 03/14/96

    Record Dates: 02/15, 08/15                                        Maturity Date    : 03/14/97

    Interest Payment Dates: 03/01, 09/01                              Initial Int. Rate:  5.45000% per yr.


    Redemption:


    Check opposite applicable paragraph.



    XXX
    -----  The Notes cannot be redeemed prior to maturity.


    -----  The Notes may be redeemed prior to maturity.



    Initial Redemption Date: N/A

         The Optional Redemption Price shall initially be N/A of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Dates by N/A of the principal amount to be redeemed until the Optional redemption Price is 100% of such principal amount.

    DATED 03/14/96